                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                    VARI-LITE INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held at 9:00 a.m. local time, on Friday, March 2, 2001, at the Company's offices at 201 Regal Row, Dallas, Texas 75247. A Notice of Annual Meeting, Proxy Statement and form of proxy card are enclosed. A copy of the Company's 2000 Annual Report is also enclosed. At this meeting you will be asked to:

    (i) Elect one Class I director to serve until the annual meeting of stockholders to be held in 2004; and

    (ii) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    It is important that your shares be represented at the meeting. Whether or not you expect to attend the meeting in person, however, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience.

                                          Very truly yours,

                                          /s/ H.R. Brutsche III

                                          H.R. Brutsche III
                                          CHAIRMAN OF THE BOARD

Dallas, Texas
January 25, 2001

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 2, 2001

                            ------------------------

    The Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 201 Regal Row, Dallas, Texas 75247, on Friday, March 2, 2001 at 9:00 a.m. local time, for the following purposes:

    1. To elect one Class I director to serve until the annual meeting of stockholders to be held in 2004; and

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on January 16, 2001 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available at the meeting for examination by any stockholder and at least 10 days prior to the meeting at the office of the Secretary of the Company at the address listed above.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person.

                                          By Order of the Board of Directors

                                          /s/ Jerome L. Trojan III

                                          Jerome L. Trojan III
                                          SECRETARY

Dallas, Texas
January 25, 2001

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 2, 2001

                             ---------------------

    This Proxy Statement is furnished to stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 2, 2001 (the "Annual Meeting"). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder may revoke a proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person. Your attendance at the meeting will not constitute automatic revocation of the proxy. This Proxy Statement and the enclosed proxy card form are first being sent to stockholders on or about January 25, 2001.

                         ACTION TO BE TAKEN AT MEETING

    The shares represented by proxy cards will be voted according to the instructions indicated therein when stockholders have appropriately specified how their shares represented thereby should be voted. Unless the stockholder otherwise specifies therein, the shares represented by his proxy card will be voted (i) FOR the election as a Class I director of the nominee listed under "Election of Directors"and (ii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the meeting. The Board of Directors does not know of any such other matter or business.

                        PERSONS MAKING THE SOLICITATION

    The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

                           OUTSTANDING CAPITAL STOCK

    The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 16, 2001. At the close of business on that date the Company had 7,800,003 shares of Common Stock, $0.10 par value per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting.

    The following table sets forth, as of January 16, 2001, the number of shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock,
(2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers for services rendered for the fiscal year ended
September 30, 2000 (collectively, the "Named Executive Officers") and (4) all current directors and executive officers as a group:

                                                        BENEFICIAL OWNERSHIP(1)
                                                     -----------------------------
NAME OF BENEFICIAL OWNER                             NUMBER OF SHARES   PERCENTAGE
------------------------                             ----------------   ----------
H. R. Brutsche III(2)(3)...........................       706,702           9.1%
James H. Clark, Jr.(3)(4)..........................       631,236           8.1%
John D. Maxson(3)(5)...............................       700,840           9.0%
John R. Rettberg(3)................................         5,000             *
J. Anthony Smith(3)(6).............................       758,944           9.7%
Anthony G. Banks(6)................................       758,936           9.7%
Philip D.C. Collins(6).............................       758,940           9.7%
Michael J.C.C. Rutherford(6).......................       758,936           9.7%
Kyle G. Fluegel(7).................................        11,957             *
Loren J. Haas (8)..................................         3,045             *
Fuminori Kobayashi.................................         1,000             *
T. Clay Powers(9)..................................        40,186             *
Jerome L. Trojan III(10)...........................        18,316             *
All current directors and executive officers as a
  group (16 persons)(11)...........................     2,927,081          37.5%

------------------------------

*   Less than one percent.

(1) Except as otherwise indicated, each person named above has sole voting power and investment power with respect to such Common Stock.

(2) Includes 45,164 shares held by Brutsche Family Trust, a trust of which Brown Brothers Harriman & Co. ("BBH") serves as trustee, and 3,487 shares held by the Vari-Lite International, Inc. Employees' Stock Ownership Plan ("ESOP") for the benefit of Mr. Brutsche. Mr. Brutsche disclaims beneficial ownership of the shares held by Brutsche Family Trust. Mr. Brutsche's address is 201 Regal Row, Dallas, Texas 75247.

(3) Each of Messrs. Brutsche, Clark, Maxson, Rettberg and Smith entered into a Termination of Option Agreement with the Company, dated November 15, 2000, whereby they agreed to terminate their options to purchase 75,000, 12,000, 12,000, 4,800, and 10,000 shares of Common Stock, respectively.

(4) Includes 603,657 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, and 3,764 shares held by Mr. Clark's wife. Mr. Clark disclaims beneficial ownership of the shares owned by his wife. Mr. Clark's address is 3738 Oak Lawn, Suite 102, Dallas, Texas 75219.

(5) Includes 50,731 shares held by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee. Mr. Maxson disclaims beneficial ownership of such shares held by the trust. Mr. Maxson's address is 2811 Eisenhower Dr., Carrollton, Texas 75007.

(6) The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 392,584 shares, 392,584 shares, 392,584 shares and 392,588 shares held by Walbrook Trustees (Jersey) Ltd., Re: G45 ("G45"), Walbrook Trustees (Jersey) Ltd., Re: G46 ("G46"), Walbrook Trustees (Jersey) Ltd.,
    Re: G47 ("G47") and Walbrook Trustees (Jersey) Ltd., Re: G48 ("G48"), respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. Ashtray Music Ltd. holds 292,059 shares which are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 74,293 shares, 74,297 shares, 74,293 shares and 74,297 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares. The address of Messrs. Banks, Collins, Rutherford and Smith is 25 Ives Street, London SW3 2ND England.

(7) Includes 1,177 shares held by the ESOP for the benefit of Mr. Fluegel and 10,480 shares issuable upon exercise of stock options exercisable within 60 days.

(8) Includes 3,045 shares held by the ESOP for the benefit of Mr. Haas.

(9) Includes 3,096 shares held by the ESOP for the benefit of Mr. Powers and 27,000 shares issuable upon exercise of stock options exercisable within 60 days.

(10) Includes 1,416 shares held by the ESOP for the benefit of Mr. Trojan and 14,900 shares issuable upon exercise of stock options exercisable within 60 days.

(11) Includes 15,266 shares held by the ESOP for the benefit of some of such persons and 88,780 shares issuable upon exercise of stock options exercisable within 60 days.

                               QUORUM AND VOTING

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are included in vote totals and, as such, will have the same effect on each proposal, other than the election of directors, as a negative vote. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. Broker non-votes are not included in vote totals and, as such, will have no effect on any proposal. The holders of outstanding Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. All other matters that properly come before the Annual Meeting must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

    One Class I director is to be elected at the Annual Meeting for a term expiring at the annual meeting of stockholders to be held in 2004 or until his successor is duly elected and qualified. Set forth below is certain information concerning the person nominated for election as a director of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THIS NOMINEE.

CLASS I NOMINEE TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2004:

JOHN D. MAXSON

    John D. Maxson, 60, is one of the founders of the Company and has served as a director of the Company and its subsidiaries since their inception.
Mr. Maxson served as Chairman of the Board of Showco, Inc. ("Showco"), the business of which was sold in November 2000, for more than 25 years and has served as Chairman of IGNITION! Creative Group, Inc. ("Ignition") since its inception in September 1994.

    The present directors of the Company whose terms will expire after 2001 are as follows:

CLASS II DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2002:

JAMES H. CLARK, JR.

    James H. Clark, Jr., 64, has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and Audit Committee and is a director of various Company subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988. Mr. Clark's son is married to the daughter of Mr. C. Vincent Prothro, a former director of the Company who passed away in November 2000.

JOHN R. RETTBERG

    John R. Rettberg, 63, has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee and Omnibus Committee. Mr. Rettberg currently serves as a consultant to the Northrop Grumman Corporation ("Northrop Grumman"), an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing. Mr. Rettberg has served in this capacity since his retirement from Northrop Grumman on January 1, 1995. Mr. Rettberg joined Northrop Grumman in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. Mr. Rettberg is also a director of J.P. Morgan Investment Mgmt., a manager of mutual funds.

CLASS III DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2003:

H.R. BRUTSCHE III

    H.R. Brutsche III, 56, is one of the founders of the Company and has served as a director of the Company and its subsidiaries since their inception.
Mr. Brutsche has served as Chairman of the Board and Chief Executive Officer of the Company and its predecessors since 1980. Mr. Brutsche also serves as Chairman of the Board and Chief Executive Officer of Vari-Lite, Inc. ("Vari-Lite") and, until August 1999, Mr. Brutsche served as Vari-Lite's President.

J. ANTHONY SMITH

    J. Anthony Smith, 56, has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of various Company subsidiaries. Mr. Smith has been the Managing Director of Hit & Run Music (Publishing) Limited, an international independent music publisher, and Hit & Run Music Limited, a professional manager of musicians, for over 20 years, and Ives Street Developments Limited, a property management company, for more than eight years.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers and directors of the Company are as follows:

NAME                                                        POSITION
----                                                        --------
H. R. Brutsche III.............   Chairman of the Board and Chief Executive Officer of the
                                  Company
James H. Clark, Jr.............   Director of the Company
John D. Maxson.................   Director of the Company and Chairman of the Board of
                                  Ignition
J. Anthony Smith...............   Director of the Company
John R. Rettberg...............   Director of the Company
Bill F. Byrd...................   Vice President--Manufacturing of Vari-Lite
Richard W. Bratcher, Jr........   Vice President--Customer Service of Vari-Lite
Kyle G. Fluegel................   Vice President--Engineering of Vari-Lite
Tracy E. Key...................   Vice President and Corporate Controller of the Company
Fuminori Kobayashi.............   President and Representative Director of Vari-Lite Asia,
                                  Inc. ("Vari-Lite Asia")
Kendrick S. Matthews...........   Vice President--Sales of Vari-Lite
Edward Pagett..................   General Manager of Vari-Lite Production Services, Ltd.
Janis C. Pestinger.............   Vice President--Administration and Assistant Secretary of
                                  the Company
T. Clay Powers.................   President and Chief Operating Officer of the Company
Harold Keith Seawright.........   Vice President--Technical Marketing of Vari-Lite
Jerome L. Trojan III...........   Vice President--Finance, Chief Financial Officer, Treasurer
                                  and Secretary of the Company

    Information concerning the business experience of Messrs. Brutsche, Clark, Maxson, Rettberg and Smith is provided under "Election of Directors."

    Richard W. Bratcher, Jr., 40, has served as Vice President--Customer Service of Vari-Lite since November 2000. Prior to the sale of the business of Showco in November 2000, Mr. Bratcher was the President, Chief Executive Officer and a director of Showco since July 1996. He served as Vice President and General Manager of Showco from August 1993 until July 1996 and as its shop manager from August 1987 until August 1993. Mr. Bratcher also served in various other capacities with Showco since 1983.

    Bill F. Byrd, 51, has served as Vice President--Manufacturing of Vari-Lite since October 2000. From March 1999 to October 2000, Mr. Byrd served as Director of Manufacturing of Central Industrial Supply, a manufacturer of sheet metal components for the electronic industry. From January 1996 to January 1999, Mr. Byrd served as Vice President of Manufacturing of Thermalloy, Inc., a manufacturer of heat sinks for the electronic industry. Prior to January 1996, Mr. Byrd served in various positions with Zexel USA Corporation, Texas Division, including Vice President of Manufacturing Operations, Director of Manufacturing Operations and Director of Quality Assurance. Zexel USA Corporation is a manufacturer of automotive heat exchangers.

    Kyle G. Fluegel, 41, has served as Vice President--Engineering of Vari-Lite since August 1999. From January 1997 to August 1999, Mr. Fluegel served as the Manager of Mechanical Engineering of Vari-Lite. From June 1982 to January 1997, Mr. Fluegel served in various positions including Mechanical Systems Manager and Chief Engineer of a Flight Inspection Program at E-Systems, Inc.--Greenville Division, a manufacturer of intelligence, reconnaissance and surveillance systems, which became a part of Raytheon Corporation during his tenure.

    Tracy E. Key, 39, has served as Vice President and Corporate Controller of the Company since August 1999. From April 1998 to August 1999, Ms. Key served as Vice President and Controller of International Operations of the Company. From January 1997 to April 1998, Ms. Key served as Controller of International Operations of the Company. Prior to January 1997, Ms. Key served as Manager of Financial Planning and Reporting of the Company since August 1993. From
June 1990 to August 1993, Ms. Key served in various financial positions within the Corporate and International Divisions of Occidental Chemical Corp., a division of Occidental Petroleum Corporation.

    Fuminori Kobayashi, 58, has served as Representative Director (the equivalent of chief executive officer) of Vari-Lite Asia since July 1998 and as its President since October 1998. Mr. Kobayashi previously served as a Vice President of Vari-Lite Asia since August 1997. From 1996 to June 1997,
Mr. Kobayashi served as General Manager to the Managing Director of the International Marketing Division of Kenwood Corporation ("Kenwood"), and from April 1994 to 1996 served as Kenwood's General Manager of the International Logistics Department in Japan. Kenwood specializes in home and car audio products, test and measuring equipment and telephone and communications equipment. From September 1989 to March 1994, Mr. Kobayashi was the President and Representative Director of Kenwood Electronics France S.A., a wholly owned subsidiary of Kenwood in Japan.

    Kendrick S. Matthews, 51, has been Vice President--Sales of Vari-Lite since October 1999. From August 1993 to October 1999, Mr. Matthews served as the National Sales and Marketing Director of Thousand Trails, Inc., an owner and operator of campgrounds. From June 1990 to August 1993, Mr. Matthews served as an independent sales and marketing consultant with such clients as Cincinnati Bell, US West Cellular, and Gulf American Financial Systems.

    Edward Pagett, 39, has been General Manager of Vari-Lite Production Services, Ltd. since August 1999. From March 1998 to August 1999, Mr. Pagett served as Director of Sales and Marketing for Vari-Lite Production
Services, Ltd. From November 1995 to March 1998, Mr. Pagett served as European Leasing Manager for Vari-Lite Production Services, Ltd. From June 1984 to November 1995, Mr. Pagett served in a variety of positions with Strand Lighting, a lighting manufacturer, including Project Manager, Product Manager and Business Development Manager.

    Janis C. Pestinger, 49, has been Vice President--Administration and Assistant Secretary of the Company since November 1996 and May 1993, respectively. Ms. Pestinger also has served as Vice President--Administration of Vari-Lite since December 1993 and for more than three years prior to that as its Risk and Benefits Manager. Ms. Pestinger has served in various other positions with Vari-Lite since 1979 and with Showco from 1979 until the disposition of its business in November 2000.

    T. Clay Powers, 41, has been the President and Chief Operating Officer of the Company and Vari-Lite since August 1999. From July 1996 until August 1999, Mr. Powers served as Vice President--Product Development and Manufacturing of Vari-Lite. Prior to that he served as the President and Chief Executive Officer of Showco since April 1992. Mr. Powers also served as a director of Showco from December 1990 until the disposition of its business in November 2000. From January 1991 to April 1992, Mr. Powers served as Vice President and General Manager of Showco and from January 1990 to January 1991 Mr. Powers served as its Vice President--Internal Operations. Mr. Powers served in various other capacities with Showco since 1982.

    Harold Keith Seawright, 42, has been the Vice President--Technical Marketing of Vari-Lite since December 2000. From April 2000 to December 2000,
Mr. Seawright served as Vice President Technical Services of Vari-Lite. From February 1998 to April 2000, Mr. Seawright held various positions with the Company, including Technical Marketing Manager and Electrical Engineering Manager. Prior to February 1998, Mr. Seawright served as Staff Engineer in the Systems Engineering Division of Raytheon Systems since April 1997. From
October 1996 to April 1997, Mr. Seawright served as Vice President and Chief Operating Officer of Blood Trac USA, a software company that develops and markets software for the blood banking industry. From January 1981 to October 1996, Mr. Seawright served in various positions, including Staff Engineer Test Director, Managing Director--LifeTrak Programs and Program Manager, for E-Systems, Inc. which became a part of Raytheon Corporation during his tenure. E-Systems, Inc. was a manufacturer of intelligence, reconnaissance and surveillance systems.

    Jerome L. Trojan III, 35, has served as Vice President--Finance, Chief Financial Officer and Secretary of the Company since August 1999. Mr. Trojan has also served as Vice President--Finance, Chief Financial Officer, Treasurer and Secretary of Vari-Lite and Ignition since August 1999 and of Showco from August 1999 until its disposition in November 2000. From April 1998 until
August 1999, Mr. Trojan was Vice-President--Corporate Development of the Company and he has served as Treasurer of the Company since January 1997. Prior to that, he served as Manager--Financial Analysis since joining the Company in May 1995. From November 1993 to May 1995, Mr. Trojan served as the Manager of Financial Analysis and Accounting for Heartland Capital Partners, LLP, a private venture capital fund. From January 1989 to October 1993, Mr. Trojan served in various positions with Deloitte & Touche LLP, including Audit Manager immediately prior to his departure.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to the Company's Named Executive Officers for services rendered to the Company during each of the three fiscal years then ended September 30, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                      ANNUAL COMPENSATION                COMPENSATION
                                            ---------------------------------------   ------------------
                                                                                            AWARDS
                                                                                      ------------------
                                                                                          SECURITIES
                                  FISCAL                             OTHER ANNUAL     UNDERLYING OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)   COMPENSATIONS($)      /SARS(#)(1)       COMPENSATION($)
---------------------------      --------   ---------   --------   ----------------   ------------------   ---------------
H.R. Brutsche III .............    2000     $519,228         --         $ 83,500(2)               --            $ 48,892(3)
  Chairman of the Board and        1999     $519,243         --         $104,375(2)               --            $ 48,776(3)
  Chief Executive Officer of       1998     $507,763         --         $167,000(2)           75,000            $ 49,666(3)
  the Company

T. Clay Powers ................    2000     $250,058         --               --                  --            $  6,955(4)
  President and Chief              1999     $195,498         --               --              55,000            $  7,590(4)
  Operating Officer of the         1998     $161,310         --               --              25,000            $  6,546(4)
  Company and Vari-Lite

Fuminori Kobayashi ............    2000     $163,044         --               --                  --            $  1,453(5)
  President and Representative     1999     $147,068    $ 6,704               --                  --            $  1,453(5)
  Director of Vari-Lite Asia       1998     $124,422         --               --                  --            $  1,231(5)

Jerome L. Trojan III ..........    2000     $130,090    $10,000               --                  --            $  6,053(6)
  Vice President--Finance          1999     $ 95,468         --               --              40,000            $  4,190(6)
  Chief Financial Officer,         1998     $ 73,148         --               --              13,500            $  2,984(6)
  Treasurer and Secretary of
  the Company

Kyle G. Fluegel ...............    2000     $140,062         --               --              10,000            $  5,506(7)
  Vice President--Engineering      1999     $108,750         --               --               5,000            $  4,723(7)
  of Vari-Lite                     1998     $ 97,562    $15,000               --              10,800            $  2,803(7)

Loren J. Haas .................    2000     $ 86,676         --               --                  --            $137,628(9)
  Former Executive Vice            1999     $195,539         --               --              45,000            $  7,455(9)
  President--Vari-Lite             1998     $158,281         --               --              25,000            $  6,030(9)
  Production Services of
  Vari-Lite(8)

--------------------------

(1) Options to acquire shares of Common Stock.

(2) These amounts were paid to Mr. Brutsche pursuant to the Deferred Compensation Agreement (as hereinafter defined). See "Executive Compensation--Director Compensation."

(3) These amounts include $3,729, $3,979 and $3,727 in the fiscal years ended September 30, 2000, 1999 and 1998, respectively, which were paid on behalf of Mr. Brutsche for the Policies (as hereinafter defined) pursuant to the Split-Dollar Agreements (as hereinafter defined); $22,525 for a term life insurance policy maintained on the life of Mr. Brutsche for each of fiscal 2000, fiscal 1999 and fiscal 1998; $15,683, $15,685 and $15,685 which were paid to reimburse Mr. Brutsche for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy in fiscal 2000, fiscal 1999 and fiscal 1998, respectively; $4,250, $3,882 and $5,000 which were contributed by the Company on behalf of Mr. Brutsche to the Company's 401(k) plan in fiscal 2000, fiscal 1999 and fiscal 1998, respectively; and $2,705 (estimated), $2,705 and $2,729 worth of Common Stock held in the

    ESOP which was allocated to Mr. Brutsche in fiscal 2000, fiscal 1999 and fiscal 1998, respectively. See "Executive Compensation--Employment Agreements."

(4) These amounts include $4,250, $4,885 and $4,033 which were contributed by the Company on behalf of Mr. Powers to the Company's 401(k) plan in the fiscal years ended September 30, 2000, 1999 and 1998, respectively; and $2,705 (estimated), $2,705 and $2,513 worth of Common Stock held in the ESOP which was allocated to Mr. Powers in fiscal 2000, fiscal 1999 and fiscal 1998, respectively.

(5) This amount includes the value of Common Stock held in the Vari-Lite International, Inc. Employees' Stock Equivalence Plan (which such Plan was terminated effective December 31, 2000) which was allocated to Mr. Kobayashi (fiscal 2000 estimated).

(6) These amounts include $4,250, $2,387 and $2,023 which were contributed by the Company on behalf of Mr. Trojan to the Company's 401(k) plan in the fiscal years ended September 30, 2000, 1999 and 1998, respectively; and $1,803 (estimated), $1,803 and $961 worth of Common Stock held in the ESOP which was allocated to Mr. Trojan in fiscal 2000, fiscal 1999 and fiscal 1998, respectively.

(7) These amounts include $3,500, $2,717 and $1,608 which were contributed by the Company on behalf of Mr. Fluegel to the Company's 401(k) plan in the fiscal years ended September 30, 2000, 1999 and 1998, respectively; and $2,006 (estimated), $2,006 and $1,195 worth of Common Stock held in the ESOP which was allocated to Mr. Fluegel in fiscal 2000, fiscal 1999 and fiscal 1998, respectively.

(8) Mr. Haas' employment with the Company terminated during the fiscal year ended September 30, 2000.

(9) These amounts include $4,750 and $3,957 which were contributed by the Company on behalf of Mr. Haas to the Company's 401(k) plan in the fiscal years ended September 30, 1999 and 1998, respectively; $2,705 and $2,073 worth of Common Stock held in the ESOP which was allocated to Mr. Haas in fiscal 1999 and fiscal 1998, respectively; and a $116,667 severance payment and a $20,961 payment for accrued but unused vacation made to Mr. Haas in fiscal 2000 in connection with his resignation from the Company.

SUMMARY OF OPTION GRANTS

    The following table provides certain summary information concerning grants of options to the Named Executive Officers of the Company during the 2000 fiscal year:

                                                                     PERCENT OF
                                                       NUMBER OF       TOTAL
                                                       SECURITIES     OPTIONS      EXERCISE
                                                       UNDERLYING    GRANTED TO      PRICE                  GRANT DATE
                                                        OPTIONS     EMPLOYEES IN   PER SHARE   EXPIRATION    PRESENT
NAME                                                   GRANTED(#)   FISCAL YEAR     ($/SH)        DATE      VALUE $(1)
----                                                   ----------   ------------   ---------   ----------   ----------
H.R. Brutsche III....................................        --           --            --            --          --

T. Clay Powers.......................................        --           --            --            --          --

Fuminori Kobayashi...................................        --           --            --            --          --

Jerome L. Trojan III.................................        --           --            --            --          --

Kyle G. Fluegel(2)...................................    10,000        12.92%       $1.375     12/8/2009      $4,696

Loren J. Haas(3).....................................        --           --            --            --          --

--------------------------

(1) The grant date present value was determined using a Black-Scholes option pricing model with the following assumptions: dividend yield of zero; volatility of 30%; risk-free interest rate of 6%; and expected life of five years.

(2) Such options become exercisable ratably over a five-year period, with one-fifth of the shares vesting on each of the first through fifth anniversaries of the date of grant.

(3) Mr. Haas' employment with the Company terminated during the fiscal year ended September 30, 2000.

    The following table provides information on the stock options that the Named Executive Officers held at September 30, 2000:

                                                         NUMBER OF
                                                        SECURITIES              VALUE OF
                                                        UNDERLYING             UNEXERCISED
                                                    UNEXERCISED OPTIONS       IN-THE-MONEY
                                                         AT FISCAL             OPTIONS AT
                                                         YEAR-END            FISCAL YEAR-END
                                                            (#)                   ($)*
                                                       EXERCISABLE/           EXERCISABLE/
NAME                                                   UNEXERCISABLE          UNEXERCISABLE
----                                                -------------------      ---------------
H.R. Brutsche III.................................    38,333/36,667               --

T. Clay Powers....................................    21,000/59,000           $1,550/$6,200

Fuminori Kobayashi................................        --                      --

Jerome L. Trojan III..............................    11,000/42,500           $1,240/$4,960

Kyle G. Fluegel...................................     5,320/20,480               --

Loren J. Haas.....................................        --                      --

--------------------------

* Based on the closing price of the Common Stock on the Nasdaq Stock Market on September 29, 2000 of $1.28 per share.

DIRECTOR COMPENSATION

    For the fiscal year ended September 30, 2000, Messrs. Smith, Clark and Maxson were each paid an annual fee of $61,000 for serving on the Board of Directors and various Committees of the Board of Directors. Each of the remaining directors was paid an annual fee of $30,000 for serving on the Board of Directors and its various Committees. All fees were paid monthly. Commencing as of January 1, 2001, Messrs. Clark and Maxson will each be paid an annual fee of $83,000 for serving on the Board of Directors, the Executive Committee and various other Committees. Each of the remaining directors, other than Mr. Brutsche, will be paid an annual fee of $30,000 for serving on the Board of Directors and its various Committees. All fees will be paid monthly.

    On November 15, 2000, each of Messrs. Brutsche, Clark, Maxson, Prothro, Rettberg and Smith entered into a Termination of Option Agreement with the Company whereby they agreed to terminate their options to purchase 75,000, 12,000, 12,000, 4,800, 4,800 and 10,000 shares of Common Stock, respectively.

    As of July 1, 1995, the Company entered into a Deferred Compensation Agreement ("Deferred Compensation Agreement") with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Effective November 2, 1998, each of the Deferred Compensation Agreements was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003. As of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with each of Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Each of Messrs. Clark, Maxson and Smith (each a "Consultant") also has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to split-dollar agreements (the "Split-Dollar Agreements") with the Company. The Split-Dollar Agreements each provides for sharing the costs and benefits of the Policy between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimburses the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policy that is subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

EMPLOYMENT AGREEMENT

    As of July 1, 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with H. R. Brutsche III, Chairman of the Board and Chief Executive Officer of the Company. The initial term of the Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsche may be terminated in the event of his death or permanent disability, for cause (as defined in the Employment Agreement) or upon the occurrence of a change of control (as defined in the Employment Agreement). If Mr. Brutsche is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). If Mr. Brutsche is terminated because of his permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Employment Agreement, less any disability benefits he receives. If Mr. Brutsche is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Employment Agreement, Mr. Brutsche is eligible to receive certain other benefits. See "Executive Compensation--Director Compensation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 2000, the Compensation Committee of the Board of Directors of the Company consisted of Messrs. Smith, Prothro and Rettberg. Mr. Prothro was and Mr. Rettberg is an independent director.

    Mr. Smith has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that Mr. Smith will be available to provide consulting services to the Company in consideration for the Company's payment to Mr. Smith of an annual consulting fee of $20,000, payable monthly. The Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by Mr. Smith thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If the Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, Mr. Smith will receive the full consulting fee he would have received through the remainder of the three-year term.

    Mr. Smith has also entered into the Deferred Compensation Agreement with the Company, dated as of July 1, 1995, pursuant to which he receives $167,000 annually for six years, payable monthly. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003.

                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE

    The Board of Directors of the Company met four times during the fiscal year ended September 30, 2000. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served, except Mr. Prothro who attended three of the seven (or 43%) of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. The Board of Directors currently has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Omnibus Committee.

EXECUTIVE COMMITTEE

    The Executive Committee is composed of Messrs. Clark, Maxson and Brutsche, with Mr. Clark serving as Chairman. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee met eight times during the fiscal year ended September 30, 2000.

COMPENSATION COMMITTEE

    As of the fiscal year ended September 30, 2000, the Compensation Committee was composed of Messrs. Smith, Prothro and Rettberg, with Mr. Rettberg serving as Chairman. Mr. Prothro passed away on November 16, 2000. With the exception of granting awards under the 1997 Omnibus Plan and Annual Incentive Plan, the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time during the fiscal year ended September 30, 2000.

OMNIBUS COMMITTEE

    As of the fiscal year ended September 30, 2000, the Omnibus Committee was composed of Messrs. Prothro and Rettberg, with Mr. Rettberg serving as Chairman. Mr. Prothro passed away on November 16, 2000. The Omnibus Committee administers the 1997 Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans. The Omnibus Committee took action on one occasion by unanimous written consent during the fiscal year ended September 30, 2000.

AUDIT COMMITTEE

    As of the fiscal year ended September 30, 2000, the Audit Committee was composed of Messrs. Clark, Prothro and Rettberg, with Mr. Clark serving as Chairman. The Audit Committee is responsible for, among other things,
(a) reviewing and examining detailed reports of the Company's independent auditors, (b) consulting with internal and independent auditors regarding internal accounting controls, audit results and financial reporting procedures,
(c) recommending the engagement and continuation of engagement of the Company's independent auditors and (d) meeting with, and reviewing and considering recommendations of, the independent auditors. Mr. Prothro was and Mr. Rettberg is an independent member of the Audit Committee. Mr. Clark received compensation from the Company in excess of $60,000 during the fiscal year ended
September 30, 2000 and, accordingly, pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, Mr. Clark is not deemed an independent member of the Audit Committee. In addition, the Company intends to identify two new independent directors prior to June 14, 2001 who shall also be appointed to the Audit Committee. The Company expects that the two new directors shall be appointed to, and Mr. Clark shall be removed from, the Audit Committee prior to June 14, 2001. The Audit Committee met two times during the fiscal year ended September 30, 2000. The Audit Committee has adopted a formal written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix I.

REPORT OF THE COMPENSATION COMMITTEE AND OMNIBUS COMMITTEE ON EXECUTIVE
  COMPENSATION

    The principal elements of compensation provided to the executive officers of the Company, including Mr. H.R. Brutsche III, the Chairman of the Board and Chief Executive Officer of the Company, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under the Annual Incentive Plan if performance exceeds targeted levels. Options granted under the Company's 1997 Omnibus Plan are also utilized as a component of compensation.

    Mr. Brutsche is entitled to receive a minimum annual salary of $433,000 pursuant to the Employment Agreement. Subject to this minimum, Mr. Brutsche's base salary rate may be increased at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate.
Mr. Brutsche was paid $519,228 during the fiscal year ended September 30, 2000 as base salary. In addition, Mr. Brutsche receives additional annual compensation of $83,500 pursuant to the terms of the Deferred Compensation Agreement, certain other benefits under the Split-Dollar Agreement, contributions under the ESOP and payment of term life insurance policies on his life. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003.

    The Annual Incentive Plan is administered by the Omnibus Committee. Bonus amounts for a year may be granted to eligible employees of the Company based on predetermined targets or in the discretion of the Omnibus Committee, or a combination of both. Bonuses are generally awarded to eligible employees based on a combination of the Company achieving its defined operating income goals and the eligible employee's individual performance. For the fiscal year ended September 30, 2000, the Company did not pay any Annual Incentive Plan bonuses.

    The Compensation Committee and Omnibus Committee believe that the Annual Incentive Plan, ESOP and 1997 Omnibus Plan enable the Company to provide total compensation to its management group comparable to rates paid by other companies. The Compensation Committee and Omnibus Committee believe that basing a portion of the compensation of its executives on achievement of defined Company goals and improved stock price performance will properly motivate management and lead to increased profitability. In addition, the Compensation Committee and Omnibus Committee consider the anticipated tax treatment of the Omnibus Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate tax deduction for compensation paid to the Named Executive Officers to $1 million, unless certain conditions are met. The Company's policy is to qualify all executive compensation for deduction under applicable tax laws to the maximum extent possible.

    This report is submitted by the members of the Compensation Committee and Omnibus Committee as of January 25, 2001.

COMPENSATION           OMNIBUS
COMMITTEE              COMMITTEE

J. Anthony Smith       John R. Rettberg

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended
September 30, 2000. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section380), as amended. Additionally, the Audit Committee has received the written disclosures and a letter from the Company's independent accountants, Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Deloitte & Touche LLP the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

    The Audit Committee reviewed the Company's audited financial statements as of and for the period ended September 30, 2000, and discussed them with management. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with Securities and Exchange Commission.

    This report is submitted by the members of the Audit Committee as of January 25, 2001.

                                          James H. Clark, Jr.
                                          John R. Rettberg

    In accordance with the rules and regulations of the Securities and Exchange Commission, the report of the Compensation Committee and Omnibus Committee, the report of the Audit Committee and the stock performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return of the Common Stock for the period from October 16, 1997, the date of the Company's initial public offering, to September 30, 2000, with the cumulative total return of the Russell 2000 Index and the Standard & Poor's Entertainment Index from September 30, 1997 to September 30, 2000. The graph assumes an investment of $100.00 on October 16, 1997 or September 30, 1997, respectively, and assumes reinvestment of dividends.

                COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*

          AMONG VARI-LITE INTERNATIONAL, INC., THE RUSSELL 2000 INDEX

                       AND THE S & P ENTERTAINMENT INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               VARI-LITE       RUSSELL 2000  S & P ENTERTAINMENT
          INTERNATIONAL, INC.
10/16/97               100.00        100.00               100.00
9/1/98                  22.92         80.98               126.91
9/1/99                   8.33         96.43               161.29
9/1/00                  10.68        107.25               222.66
                      DOLLARS

  * $100 INVESTED ON 10/16/97 IN STOCK OR ON 9/30/97
     IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING SEPTEMBER 30.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the equity securities of the Company to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership in the equity and derivative securities of the Company. Based solely on its review of copies of such reports received or written representations from such officers, directors and persons who own more than ten percent of the equity of the Company, the Company believes that all Section 16(a) filing requirements applicable to such individuals were complied with during the fiscal year ended September 30, 2000.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

    During the fiscal year ended September 30, 2000, certain directors of the Company receive deferred compensation and consulting payments. See "Executive Compensation--Director Compensation."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended September 30, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.

                            STOCKHOLDERS' PROPOSALS

    Any stockholder who may wish to present a proposal for consideration at the 2002 annual meeting of stockholders must submit the proposal in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement not later than September 29, 2001. That proposal must comply with
Section 8 of Article II of the Company's By-Laws and, if it is to be included in the Company's proxy materials, Rule 14a-8 under the Exchange Act. The By-Laws permit the Board of Directors or the presiding officer of the 2002 annual meeting of stockholders to reject any proposal submitted for that meeting after September 29, 2001 or that otherwise does not comply with the By-Laws. It is likely that an untimely or noncomplying proposal will be rejected. If, however, an untimely or noncomplying proposal is not rejected, then (subject to Rule 14a-4 under the Exchange Act) the persons named as proxies in the proxy cards solicited by the Board of Directors for that meeting will be entitled to vote the shares represented by the proxy cards held by them regarding that proposal in their discretion, if properly raised at the meeting.

                                 MISCELLANEOUS

    The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies on such matters will vote the shares of Common Stock represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

    The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

    The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 2000, which includes financial statements and accompanies this Proxy Statement, does not form any part of the materials for the solicitation of proxies.

    THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 2000 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000. EXHIBITS TO THE FORM 10-K ARE AVAILABLE UPON REQUEST AT A REASONABLE CHARGE TO COVER THE COMPANY'S COST IN PROVIDING SUCH EXHIBITS OR ON THE INTERNET AT HTTP://WWW.SEC.GOV. ADDITIONAL COPIES OF THE 2000 ANNUAL REPORT TO STOCKHOLDERS MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO CORPORATE SECRETARY, VARI-LITE INTERNATIONAL, INC., 201 REGAL ROW, DALLAS, TEXAS 75247.

                                          By Order of the Board of Directors

                                          /s/Jerome L. Trojan III

                                          Jerome L. Trojan III
                                          SECRETARY

Dallas, Texas
January 25, 2001

                                                                      APPENDIX I

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                         VARI-LITE INTERNATIONAL, INC.

ORGANIZATION

    There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of Vari-Lite International, Inc. (the "Company"). The Committee shall be comprised of at least three directors as the Board may determine, all of whom shall be independent directors, as that term is defined under the Nasdaq Marketplace Rules (the "Nasdaq Rules"), unless the Board determines, under exceptional and limited circumstances, that one non-independent member is required by the best interests of the Company and the shareholders in compliance with the Nasdaq Rules.

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time following appointment to the Committee. Additionally, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background such that the Board determines he has financial sophistication.

STATEMENT OF POLICY

    The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company. The independent auditors are ultimately accountable to both the Committee and the Board.

RESPONSIBILITIES

    In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. Thus, the Committee will:

    - Review, and revise as appropriate, this Charter on at least an annual basis.

    - Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

    - Review, on an annual basis, all significant relationships the independent auditors have with the Company to verify auditors' independence, and receive from the independent auditors each year a written statement that complies with Independence Standard Board Standard 1, or such other similar rule as is then in effect.

    - Meet with the independent auditors, internal auditors, if any, and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and review each audit at its conclusion, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors, the Company's internal auditors, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further the Committee periodically should review Company policy statements to determine their adherence to the code of conduct, if any.

    - Review prior to each Committee meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

    - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    - Provide sufficient opportunity for the internal auditors, if any, and the independent auditors to meet with the members of the Committee without members of management present to discuss, among other things, the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

    - Review accounting and financial human resources and succession planning within the Company.

    - Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

    - Investigate any matter brought to the Committee's attention within the scope of its duties, with the powers to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                         VARI-LITE INTERNATIONAL, INC.

        The undersigned (i) acknowledges receipt of the Notice dated January 25, 2001, of the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held on March 2, 2001, at 9:00 a.m., local time, at the offices of the Company at 201 Regal Row, Dallas, Texas 75247, and the Proxy Statement in connection therewith; and (ii) appoints H.R. Brutsche III and Jerome L. Trojan III, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on January 16, 2001, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

        If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES        Please mark     /X/
HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO       your votes as
SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS         indicated in
ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF         this example
THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

1. Proposal to elect one Class I director to serve until the annual meeting of stockholders to be held in 2004 or until his successor is elected and qualified.

        FOR the nominee              WITHHOLD             Nominee:
      listed to the right            AUTHORITY            John D. Maxson
       (except as marked      to vote for the nominee
        to the contrary)        listed to the right
             / /                        / /

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

________________________________________________________________________________

2. In the discretion of the proxies on any other matters that may properly come before the meeting or any postponements or adjournments thereof.

                   FOR           AGAINST           ABSTAIN
                   / /             / /               / /

                                   Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                                   Please mark, sign, date and return your
                                   proxy promptly in the enclosed envelope
                                   whether or not you plan to attend the
                                   Meeting. No postage is required. You may nevertheless vote in person if you do attend.

                                   Dated: _______________________________, 2001

                                   ____________________________________________
                                             Signature of Stockholder

                                   ____________________________________________
                                             Signature of Stockholder

                                   ____________________________________________
                                               Title, if applicable

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